================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                     September 17, 2001(September 17, 2001)

                            SWEETHEART HOLDINGS INC.*
             (Exact name of registrant as specified in its charter)



                   Delaware                                    06-1281287
       (State or other jurisdiction of                      (I.R.S. Employer
        incorporation or organization)                      Identification No.)

10100 Reisterstown Road, Owings Mills, Maryland                  21117
    (Address of principal executive office)                   (Zip Code)


        Registrant's telephone number, including area code: 410/363-1111



 *The Registrant is the guarantor of the 10 1/2% Senior Subordinated Notes due
  2003 (the "Sweetheart Notes") of Sweetheart Cup Company Inc., a wholly owned subsidiary of the Registrant.


================================================================================

Item 9 - Regulation FD Disclosure


     Sweetheart Cup Company Inc. ("Sweetheart") is conducting a private placement of notes pursuant to Rule 144A. The offering will be limited to qualified institutional buyers and accredited investors. Pursuant to the offering, Sweetheart will be issuing $275.0 million principal amount of Senior Notes due 2007 (the "Notes"), the proceeds of which, together with funds from a proposed new $190.0 million revolving credit facility from Bank of America, N.A. (the "New Senior Credit Facility"), will be used (i) to redeem the Sweetheart 10-1/2% Senior Subordinated Notes (the "Sweetheart Notes"), (ii) to fund the purchase of the 9-1/2% Senior Subordinated Notes (the "Fonda Notes") of The Fonda Group, Inc. ("Fonda"), and (iii) to repay Fonda's revolving credit and term loan facility and Sweetheart's domestic revolving credit and term loan facility (the "Bank Financing"). Sweetheart will redeem the Sweetheart Notes directly with the proceeds of the offering. The Fonda Notes will be purchased through a tender offer (the "Tender Offer"). Concurrently with the Tender Offer, Sweetheart will solicit consents from the holders of the Fonda Notes to certain amendments to the indenture governing such notes (the "Consent Solicitation").

     Concurrently with the offering, Fonda will be merged with and into Sweetheart, with Sweetheart as the surviving entity. In connection with the merger, all of the assets and operations of Fonda will be assigned to, and all of the liabilities of Fonda will be assumed by, Sweetheart by operation of law.

     In addition, as part of Sweetheart's ongoing cost reduction and profit improvement initiatives, Sweetheart has begun a program to rationalize, consolidate and improve its manufacturing and administrative facilities. Upon completion of the consolidation program, Sweetheart expects to realize annual cost savings by December 2002 of approximately $13.8 million. It estimates the out-of-pocket cost of implementing the consolidation program to be approximately $13.0 million. Sweetheart believes the consolidation program will improve the efficiency of its manufacturing sites without any adverse impact on customer service levels. In connection with the consolidation program, Sweetheart anticipates realizing a minimum of $10.0 million from the sale of certain surplus  real  estate,  the  proceeds  of  which  will be  used to fund  capital expenditures. In addition, in July 2001 Sweetheart completed an overhead reduction program from which it will realize annual cost savings of approximately $1.6 million over the next 12 months. It expects to realize additional annual cost savings of approximately $0.9 million over the next 12 months by further reducing headcount and eliminating certain administrative and duplicative professional services.

     No assurance can be made that the offering of notes, the Bank Financing, the Tender Offer, the Consent Solicitation, the merger with Fonda or the consolidation and cost savings by Sweetheart will be completed.

     The Notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or any applicable exemption from registration requirements. This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security.

     Any statements in this report that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The words "estimate," "anticipate" and other expressions that indicate future events and trends identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those Sweetheart anticipates. Factors that could have a material and adverse impact on actual results are described in Sweetheart's annual report on Form 10-K for the year ended September 24, 2001 and quarterly report on Form 10-Q for the thirty nine weeks ended June 24, 2001. All forward-looking statements in this report are qualified by reference to the cautionary statements included in Sweetheart's Form 10-K and Form 10-Q.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         SWEETHEART HOLDINGS INC.
                                         (registrant)



Date:    September 17, 2001              By: /s/  Hans H. Heinsen
         ------------------                 ---------------------
                                         Hans H. Heinsen
                                         Senior Vice President - Finance and
                                         Chief Financial Officer
                                         (Principal   Financial  and  Accounting
                                         Officer and  Duly  Authorized Officer)